Exhibit 10.4

Strictly Private and Confidential

To:

Graphex Group Limited烯石電動汽車新材料控股有限公司 (Stock Code: 6128)

(formerly known as Earthasia International Holdings Limited泛亞環境國際控股有限公司)

Windward 3, Regatta Office Park, PO Box 1350,

Grand Cayman KY1-1108, Cayman Islands and

having its principal place of business at 11/F, COFCO Tower,

262 Gloucester Road, Causeway Bay, Hong Kong (the “Issuer”)

Secured Convertible Notes with Total Commitment of US$15,000,000 and Warrants Issued by the Issuer to Lexinter International Inc. (the “Investor”) pursuant to the Subscription Agreement dated January 19, 2021 entered into between the Issuer and the Investor (as amended, the “Agreement”)

We refer to the Agreement whereby the Investor agreed to subscribe and purchase from the Issuer (a) 5.50% secured convertible notes (the “Notes”) which are convertible into ordinary shares of the Issuer (the “Shares”), and (b) five-year warrants entitling the holder thereof to purchase Shares (the “Warrants”), in a series of transactions upon the terms and conditions set forth in the Agreement. The Agreement was amended pursuant to a supplemental agreement dated May 24, 2021. In accordance with the Agreement, the Issuer issued the Notes totaling US$15,000,0000 in principal amount and Warrants entitling the holder thereof to purchase 89,423,076 Shares in the aggregate.

We write to inform you that, notwithstanding anything contained in the Notes or Warrants, the Investor shall not, without the prior written consent of the Issuer, convert the Notes or exercise the Warrants such that the amount of Shares which may be obtained at any point in time upon any such conversion of the Notes or exercise of the Warrants (as the case may be) would cause the Investor to hold at any point in time interest exceeding 4.9% of the issued share capital of the Issuer.

The Issuer shall be a beneficiary of this letter such that this letter shall be enforceable by the Issuer against the Investor in accordance with its terms and this letter is being executed and delivered by us to the Issuer as a deed.

Dated this 20th day of January, 2022.

For and on behalf of

Lexinter International Inc.

/s/ Jeffery Abramovitz
Name: Jeffery Abramovitz
Title: Director

3433 Bathurst Street
Unit 502

Toronto ON

M6A2C3